EXHIBIT 99.3

CONSENT TO VISIT FORM

CONSENT FORM

TO: __________________________________________

(Name of Facility)

I/We herby grant permission and consent for Elderwatch, Inc. of 2881 North Pine Island Road, Building 65, Suite 203 to visit at any time from 9:00AM to 6:00PM Monday through Friday, ______________________________, a resident of your facility.  This consent does not grant the representative of Elderwatch, Inc. has any decision-making powers or authority  but shall allow said representative to observe the condition of the resident and the facility and report back to the undersigned.

_________________________________

Address : ____________________________

(Signature )

      ____________________________      _________________________________

(Print Name)

      ____________________________

Telephone: __________________________